Exhibit 28(e)8 under Form N-1A

Exhibit 1 under Item 601/Reg. S-K

9/30/11 – Institutional Service Shares renamed Service Shares

12/31/09 - Original Shares redesignated as Institutional Service Shares

7/16/01 - Name changed to Federated Mid-Cap Index Fund

12/5/94 - Name changed to Federated Mid-Cap Fund

Exhibit C

FEDERATED INDEX TRUST

MID-CAP FUND

In consideration of the mutual covenants set forth in the Distributor’s Contract dated September 3, 1991 between Federated Index Trust and Federated Securities Corp., Federated Index Trust executes and delivers this Exhibit on behalf of the Funds.

Witness the due execution hereof this 7th day of July, 1992.

ATTEST: FEDERATED INDEX TRUST

/s/John W. Mc Gonigle By: /s/Glen R. Johnson

Secretary President

(SEAL)

ATTEST: FEDERATED SECURITIES CORP.

/s/S. Elliott Cohan By: /s/Richard B. Fisher

Secretary President

(SEAL)

9/30/11 – Institutional Service Shares renamed Service Shares

7/16/01 - Name changed to Federated Mid-Cap Index Fund

12/5/94 - Name changed to Federated Mid-Cap Fund

Exhibit D

FEDERATED INDEX TRUST

MAX-CAP FUND

Institutional Service Shares

The following provisions are hereby incorporated and made part of the Distributor’s Contract dated the 3rd day of September, 1991, between Federated Index Trust and Federated Securities Corp. with respect to the separate Classes of Shares thereof, first set forth in this Exhibit.

1. The Fund hereby appoints FSC to engage in activities principally intended to result in the sale of shares of the Classes. Pursuant to this appointment FSC is authorized to select a group of brokers (“Brokers”) to sell shares of the above-listed Classes (“Shares”), at the current offering price thereof as described and set forth in the respective prospectuses of the Fund, and to render administrative support services to the Fund and its shareholders. In addition, FSC is authorized to select a group of Administrators (“Administrators”) to render administrative support services to the Fund and its shareholders.

2. Administrative support services may include, but are not limited to, the following eleven functions: (1) account openings: the Broker or Administrator communicates account openings via computer terminals located on the Broker or Administrator’s premises; 2) account closings: the Broker or Administrator communicates account closings via computer terminals; 3) enter purchase transactions: purchase transactions are entered through the Broker or Administrator’s own personal computer or through the use of a toll-free telephone number; 4) enter redemption transactions: Broker or Administrator enters redemption transactions in the same manner as purchases; 5) account maintenance: Broker or Administrator provides or arranges to provide accounting support for all transactions. Broker or Administrator also wires funds and receives funds for Fund share purchases and redemptions, confirms and reconciles all transactions, reviews the activity in the Fund’s accounts, and provides training and supervision of its personnel; 6) interest posting: Broker or Administrator posts and reinvests dividends to the Fund’s accounts; 7) prospectus and shareholder reports: Broker or Administrator maintains and distributes current copies of prospectuses and shareholder reports; 8) advertisements: the Broker or Administrator continuously advertises the availability of its services and products; 9) customer lists: the Broker or Administrator continuously provides names of potential customers; 10) design services: the Broker or Administrator continuously designs material to send to customers and develops methods of making such materials accessible to customers; and 11) consultation services: the Broker or Administrator continuously proves information about the product needs of customers.

3. During the term of this Agreement, the Fund will pay FSC for services pursuant to this Agreement, a monthly fee computed at the annual rate of .30% of the average aggregate net asset value of the Institutional Service Shares of Federated Index Trust, Max-Cap Fund held during the month. For the month in which this Agreement becomes effective or terminates, there shall be an appropriate proportion of any fee payable on the basis of the number of days that the Agreement is in effect during the month.

4. FSC may from time-to-time and for such periods as it deems appropriate reduce its compensation to the extent any Class expenses exceed such lower expense limitation as FSC may, by notice to the Fund, voluntarily declare to be effective.

5. FSC will enter into separate written agreements with various firms to provide certain of the services set forth in Paragraph 1 herein. FSC, in its sole discretion, may pay Brokers and Administrators a periodic fee in respect of Shares owned from time to time by their clients or customers. The schedules of such fees and the basis upon which such fees will be paid shall be determined from time to time by FSC in its sole discretion.

6. FSC will prepare reports to the Board of Trustees of the Fund on a quarterly basis showing amounts expended hereunder including amounts paid to Brokers and Administrators and the purpose for such payments.

In consideration of the mutual covenants set forth in the Distributor’s Contract dated September 3rd, 1991, between Federated Index Trust and Federated Securities Corp., Federated Index Trusts executes and delivers this Exhibit on behalf of the separate Classes of Shares of Max-Cap Fund, first set forth in this Exhibit.

ATTEST: FEDERATED INDEX TRUST

/s/John W. Mc Gonigle By: /s/Glen R. Johnson

Secretary President

(SEAL)

ATTEST: FEDERATED SECURITIES CORP.

/s/S. Elliott Cohan By: /s/Edward C. Gonzales

Secretary Executive Vice President

(SEAL)

12/31/10 – Class K Shares redesignated as Class R Shares

Exhibit H

to the

Distributor's Contract

FEDERATED INDEX TRUST

Federated Max-Cap Index Fund

Class K Shares

The following provisions are hereby incorporated and made part of the Distributor’s Contract dated September 3, 1991, between Federated Index Trust (the “Trust”) and Federated Securities Corp. (“FSC”) with respect to the Class of Shares set forth above.

1. The Trust hereby appoints FSC to engage in activities principally intended to result in the sale of shares of the above-listed Class ("Shares"). Pursuant to this appointment, FSC is authorized to select a group of financial institutions ("Financial Institutions") to sell Shares at the current offering price thereof as described and set forth in the respective prospectuses of the Trust.

2. During the term of this Agreement, the Trust will pay FSC for services pursuant to this Agreement, a monthly fee computed at the annual rate of .50 of 1% of the average aggregate net asset value of the Shares held during the month. For the month in which this Agreement becomes effective or terminates, there shall be an appropriate proration of any fee payable on the basis of the number of days that the Agreement is in effect during the month.

3. FSC may from time-to-time and for such periods as it deems appropriate reduce its compensation to the extent any Class' expenses exceed such lower expense limitation as FSC may, by notice to the Trust, voluntarily declare to be effective.

4. FSC will enter into separate written agreements with various firms to provide certain of the services set forth in Paragraph 1 herein. FSC, in its sole discretion, may pay Financial Institutions a periodic fee in respect of Shares owned from time to time by their clients or customers. The schedules of such fees and the basis upon which such fees will be paid shall be determined from time to time by FSC in its sole discretion.

5. FSC will prepare reports to the Board of Trustees of the Trust on a quarterly basis showing amounts expended hereunder including amounts paid to Financial Institutions and the purpose for such expenditures.

In consideration of the mutual covenants set forth in the Distributor’s Contract dated September 3, 1991 between Federated Index Trust and Federated Securities Corp., Federated Index Trust executes and delivers this Exhibit on behalf of the Federated Max-Cap Index Fund, and with respect to the Class K Shares thereof, first set forth in this Exhibit.

Witness the due execution hereof this 1st day of March, 2003.

FEDERATED INDEX TRUST FEDERATED SECURITIES CORP.

By: /s/ J. Christopher Donahue By: /s/ James F. Getz

Name: J. Christopher Donahue Name: James F. Getz

Title: President Title: President - Broker/Dealer

Exhibit I

FEDERATED INDEX TRUST

FEDERATED MID-CAP INDEX FUND

Institutional Shares

In consideration of the mutual covenants set forth in the Distributor’s Contract dated September 3, 1991 between Federated Index Trust and Federated Securities Corp., Federated Index Trust executes and delivers this Exhibit on behalf of the Fund and Class set forth above.

Witness the due execution hereof this 1st day of December, 2011.

FEDERATED INDEX TRUST

By: /s/ J. Christopher Donahue

Name: J. Christopher Donahue

Title: President

FEDERATED SECURITIES CORP.

By: /s Thomas E. Territ

Name: Thomas E. Territ

Title: President